PORTMAN LIMITED
A.B.N. 22 007 871 892

CONSOLIDATED FINANCIAL REPORT
FOR THE HALF-YEAR
ENDED 30 JUNE 2005

PORTMAN LIMITED
A.B.N. 22 007 871 892
CORPORATE DIRECTORY

REGISTERED OFFICE	BOARD OF DIRECTORS
Level 11 The Quadrant	John S. Brinzo
1 William Street	Chairman
Perth Western Australia 6000	Richard R. Mehan
Telephone: 61 8 9426 3333	Managing Director and Chief Executive Officer
Facsimile: 61 8 9426 3344	David H. Gunning
Internet: www.portman.com.au	Non-Executive Director
Donald J. Gallagher
AUDITORS	Non-Executive Director

Deloitte Touche Tohmatsu	William R. Calfee
Woodside Plaza, Level 14	Non-Executive Director
240 St Georges Terrace	Michael D. Perrott
Perth WA 6000	Non-Executive Director
Malcom H. Macpherson
BANKERS	Non-Executive Director

Commonwealth Bank of Australia Limited
Level 6, 150 St Georges Terrace
Perth WA 6000
SOLICITORS	SENIOR MANAGEMENT

Blake Dawson Waldron	Leo Kipfstuhl
Level 19	General Manager – Finance & Administration and Company Secretary
Forrest Centre	Phil Nolan
221 St Georges Terrace	General Manager – Operations
PERTH WA 6000	Kevin Watters
General Manager – Projects & Engineering
SHARE REGISTRY	Shigeru Fujikawa

Advanced Share Registry Services	General Manager – Marketing
110 Stirling Highway	Ron Graber
NEDLANDS WA 6009	General Manager – Exploration
TREASURY ADVISER

Oakvale Capital Limited
Level 3, 50 Colin Street
WEST PERTH WA 6005

PORTMAN LIMITED
A.B.N. 22 007 871 892
HIGHLIGHTS FOR THE HALF-YEAR ENDED 30 JUNE 2005

CORPORATE

Results for announcement to the market

	Percentage Increase	$ ‘000
	/ (Decrease) from
	previous
	corresponding
	period
Revenue from ordinary activities	62.7%	161,332
Profit from ordinary activities after tax attributable to members of the parent entity	139.4%	41,080
Net profit for the period attributable to members of the parent entity	139.4%	41,080
Amount per security and franked amount per security of final and interim dividends	N/A	N/A
Record date for determining entitlements to the dividends (if any)	N/A	N/A

Iron Ore Division

Koolyanobbing Project-

•	Shipments for the half totalled 2.7 million tonnes.

•	Based on definitive engineering, the expansion project capital expenditure estimate has been increased to $75.3 million and project completion is now scheduled for the first quarter of 2006. This delay will result in a portion of the capital being deferred to next year.

Cockatoo Island Project-

•	Shipments for the half totalled 0.5 million tonnes (representing 100% of the Cockatoo Island Joint Venture).

•	Full year shipments on target for 1.2 million tonnes.

Marketing

Record 71.5% increase in the iron ore benchmark price for 2005.

Corporate

•	Cleveland-Cliffs Inc (“Cleveland-Cliffs” or “Cliffs”) takeover bid successful at $3.85 per share.

•	Given the capital requirements, no dividend has been declared.

Outlook

Demand remains strong and the Company currently expects to sell all available production. In addition, the previously announced expansion project is moving forward as planned and the company expects to be operating at the 8.0 million tonne per annum level by the first quarter 2006.

The directors of Portman Limited (“Portman” or “the Company”) submit herewith the financial report of Portman Limited and its subsidiaries (“the Consolidated Entity”) for the half-year ended 30 June 2005. In order to comply with the provisions of the Corporations Act 2001, the directors report as follows:

(a) Directors

The names of the directors of Portman Limited in office during or since the end of the half-year are:

John S Brinzo Richard R Mehan David H Gunning Donald J Gallagher William R Calfee Malcolm H Macpherson Michael D Perrott George F Jones Barry J Eldridge Fiona E Harris Richard Knight	(appointed 12 April 2005)
(appointed 12 April 2005)
(appointed 12 April 2005)
(appointed 12 April 2005)
(appointed 12 April 2005)

(resigned 6 April 2005)
(resigned 12 April 2005)
(resigned 12 April 2005)
(resigned 12 April 2005)

Unless otherwise stated, all directors held office throughout the six month period.

(b) Auditor’s Independence Declaration

The auditor’s independence declaration is included on page 8 of the half-year report.

(c) Review of operations

Iron Ore Division

Koolyanobbing Project
Operations January – June 2005

Infrastructure expansion to enable increased production continued during the half, including:

•	The fourth storage shed is under construction at Esperance Port;

•	A delivery program has been confirmed for new ore wagons;

•	Rail siding construction program confirmed;

•	Works approval has been received for the crushing plant upgrade; and

•	Additional ore wagons are being sourced from South Australia.

Infrastructure development experienced some cost and time pressures but remains on track for 8.0 million tonnes capacity by the first quarter 2006.

Production and shipments for the half-year were as follows:

Processed	6 Months Ended		Year Ended 31 December
	30 June 2005	30 June 2004	2004	2003	2002
Ore Processed (tonnes)	2,817,376	2,515,523	5,190,389	4,914,370	4,100,680

Ore Shipments (tonnes)	2,710,110	2,714,543	5,379,406	4,715,002	4,227,354

Cockatoo Island Joint Venture
Operations January – June 2005

The Cockatoo project is now operating on a 2 ship per month schedule with full year shipments on target for 1.2 million tonnes.

Production and shipments for the half-year were as follows:

	6 Months Ended		Year Ended 31 December
	30 June 2005	30 June 2004	2004	2003	2002
Ore Processed (tonnes)	513,447	261,208	617,629	591,185	287,015

Ore Shipments (tonnes)	527,881	298,500	680,287	560,826	227,760

All figures shown above are quoted in 100% terms. Portman has a 50% ownership interest in the Cockatoo Island Joint Venture.

Marketing

A record benchmark price increase of 71.5% for direct shipped iron ore has been set for 2005. This increase came into effect on 1 January 2005 for all but one of Portman’s Chinese customers. The price increase came into effect for that customer and Portman’s Japanese customers on 1 April 2005.

Shipments remain strong and ore inventories at discharge ports are reportedly high. In addition the Chinese government has placed restrictions on smaller steel mills participating in the importation of iron ores.

Exploration

The Mt Jackson and Koolyanobbing areas have again been the primary focus of exploration activity during the half.

Detailed geological mapping at the Mount Jackson J5 Prospect was completed which defined WNW and ESE extensions to known goethite — hematite mineralisation.

Initial assessment of goethite — hematite mineralisation at the Mount Jackson J5 Prospect was continued during the quarter with a total of 4 reverse circulation drillholes for 319 metres being completed. This completed the first phase of drilling proposed for the prospect. Best results returned from reverse circulation drillholes at J5, during the reporting period, include:

•	41.0 m at 61.36% Fe, 0.222% P, 0.031% S, 0.57% Al2O3 and 3.10% SiO2 from 8.0m in J5RC024,

•	40.0 m at 61.43% Fe, 0.327% P, 0.067% S, 0.22% Al2O3 and 4.07% SiO2 from 44.0m in J5RC025,

•	66.0 m at 64.14% Fe, 0.226% P, 0.031% S, 0.52% Al2O3 and 1.47% SiO2 from 10.0m in J5RC036,

•	73.0 m at 63.53% Fe, 0.273% P, 0.024% S, 0.53% Al2O3 and 1.89% SiO2 from 2.0m in J5RC039,

The J1 Deposit is the second largest resource in the Koolyanobbing region, currently estimated at approximately 30 million tonnes. The reverse circulation drill programme has been designed to improve confidence in the current resource estimate.

At J1 a total of 44 holes (J1RC123 to J1RC166) for 3,925m of RC drilling were completed. Best results returned from drillholes at J1, during the reporting period, include:

•	63 m at 61.70% Fe, 0.213% P, 0.071% S, 0.28% Al2O3 and 1.46% SiO2 from 29.0m in J1RC136, and

•	51.0 m at 60.71% Fe, 0.025% P, 0.149% S, 1.61% Al2O3 and 2.12% SiO2 from 18.0m in J5RC140.

Significant zones of goethite and goethite — hematite mineralisation were intersected throughout the area tested. The broad mineralised zones were anticipated as were the relatively low iron and variable phosphorous / sulphur grades. The ore zones at J1 are discontinuous due to cross shearing (represented by silica-clay rich mylonite zones) and possible tight isoclinal folding.

Corporate

The initial cash takeover offer from Cleveland-Cliffs of $3.40 per share was increased to $3.85 per share on 25 February 2005 following the announcement of the 71.5% benchmark price for iron ore for 2005. On 22 March 2005, Cleveland-Cliffs announced that they had received acceptances which had increased their voting power to more than 50% and therefore the takeover had been successful. When the offer finally closed on 19 April 2005, acceptances had been received for 80.4% of the shares on issue.

On 6 April 2005, the former Chairman, George Jones, resigned as a director. On 12 April 2005 Mr Barry Eldridge stepped down from his position as Managing Director and resigned from the board, and Mr Richard Mehan, formerly Portman’s Chief Operating Officer, was appointed to the role of Managing Director and Chief Executive Officer.

Four new directors joined the Portman board representing the interests of Cleveland-Cliffs. Mr John Brinzo, Chairman and Chief Executive Officer of Cleveland-Cliffs, became Chairman, with Mr David Gunning, Mr Don Gallagher and Mr William Calfee becoming directors. At the same time, Ms Fiona Harris and Mr Richard Knight stepped down as directors. Mr Michael Perrott and Mr Malcolm McPherson will continue as independent non-executive directors.

(d) Rounding of amounts to nearest thousand dollars

The Consolidated Entity is of the kind specified in Australian Securities and Investments Commission Class Order 98/0100 dated 10 July 1998, and in accordance with that Class Order amounts in the directors’ report and the half-year financial report are rounded off to the nearest thousand dollars unless otherwise indicated.

Signed in accordance with a resolution of directors.

On behalf of the Directors

/s/ J. S. Brinzo	/s/ R. R. Mehan

J S Brinzo Chairman	R R Mehan Managing Director

13 September 2005
Perth, Western Australia

Deloitte

Deloitte Touche Tohmatsu
A.C.N. 74 490 121 060

Woodside Plaza
Level 14
240 St Georges Terrace
Perth WA 6000
GPO Box A46
Perth WA 6837 Australia

DX 206
Tel: +61 (0) 8 9365 7000
Fax: +61 (0) 8 9365 7001
www.deloitte.com.au

The Board of Directors
Portman Limited
Level 11
1 William Street
PERTH WA 6000

13 September 2005

Dear Board Members

Portman Limited

In accordance with section 307C of the Corporations Act 2001, I am pleased to provide the following declaration of independence to the directors of Portman Limited.

As lead audit partner for the review of the financial statements of Portman Limited for the half-year ended 30 June 2005, I declare that to the best of my knowledge and belief, there have been no contraventions of:

(i)	the auditor independence requirements of the Corporations Act 2001 in relation to the review; and

(ii)	any applicable code of professional conduct in relation to the review.

Yours sincerely

/s/ Deloitte Touche Tohmatsu

DELOITTE TOUCHE TOHMATSU

/s/ A.T. Richards

AT Richards
Partner
Chartered Accountants

Member of

Deloitte Touche Tohmatsu

Liability limited by the Accountant’s Scheme, approved under the Professional Standards Act 1994 (NSW).
© Deloitte Touche Tohmatsu Limited, September, 2005

Deloitte

Deloitte Touche Tohmatsu
A.C.N. 74 490 121 060

Woodside Plaza
Level 14
240 St Georges Terrace
Perth WA 6000
GPO Box A46
Perth WA 6837 Australia

DX 206
Tel: +61 (0) 8 9365 7000
Fax: +61 (0) 8 9365 7001
www.deloitte.com.au

Independent review report to the members of

Portman Limited

Scope
The financial report and directors’ responsibility
The financial report comprises the consolidated balance sheet, consolidated income statement, consolidated cash flow statement, consolidated statement of changes in equity, accompanying notes to the financial statements and the directors’ declaration for the consolidated entity for the half-year ended 30 June 2005 as set out on pages 11 to 37. The consolidated entity comprises both Portman Limited (“the Company”) and the entities it controlled at the end of the half-year or from time to time during the half-year.

The directors of the company are responsible for the preparation and true and fair presentation of the financial report in accordance with the Corporations Act 2001. This includes responsibility for the maintenance of adequate accounting records and internal controls that are designed to prevent and detect fraud and error, and for the accounting policies and accounting estimates inherent in the financial report.

Review Approach
We have performed an independent review of the financial report in order to state whether, on the basis of the procedures described, anything has come to our attention that would indicate that the financial report in not presented fairly in accordance with the Corporations Act 2001, Accounting Standards AASB 134 ‘Interim Financial Reporting’ and AASB 1 ‘First-time Adoption of Australian Equivalents to International Financial Reporting Standards’ and other mandatory professional reporting requirements in Australia, so as to present a view which is consistent with our understanding of the consolidated entity’s financial position, and performance as represented by the results of its operations and its cash flows, and in order for the company to lodge the financial report with the Australian Securities and Investments Commission.

Our review was conducted in accordance with Australian Auditing Standards applicable to review engagements. A review is limited primarily to inquiries of the entity’s personnel and analytical procedures applied to the financial data. These procedures do not provide all the evidence that would be required in an audit, thus the level of assurance provided is less than given in an audit. We have not performed an audit an, accordingly, we do not express and audit opinion.

Member of
Deloitte Touche Tohmatsu

Liability limited by the Accountant’s Scheme, approved under the Professional Standards Act 1994 (NSW).
© Deloitte Touche Tohmatsu Limited, September, 2005

Deloitte.

Statement
Based on our review, which is not an audit, we have not become aware of any matter that makes us believe that the half-year financial report of Portman Limited is not in accordance with:

(a)	the Corporations Act 2001, including:

(i)	giving a true and fair view of the consolidated entity’s financial position as at 30 June 2005 and of its performance for the half-year ended on that date; and

(ii)	complying with Accounting Standards AASB 134 ‘Interim Financial Reporting’ and AASB 1 ‘First-time Adoption of Australian Equivalents to International Financial Reporting Standards’ and the Corporations Regulations 2001; and

(b)	other mandatory professional reporting requirements in Australia.

/s/ Deloitte Touche Tohmatsu

DELOITTE TOUCHE TOHMATSU

/s/ A.T. Richards

AT Richards
Partner
Chartered Accountants

PORTMAN LIMITED

DIRECTORS’ DECLARATION
FOR THE HALF-YEAR ENDED 30 JUNE 2005

The directors declare that:

(a)	in the directors’ opinion, there are reasonable grounds to believe that the disclosing entity will be able to pay its debts as and when they become due and payable; and

(b)	in the directors’ opinion, the attached financial statements and notes thereto are in accordance with the Corporations Act 2001, including compliance with accounting standards and giving a true and fair view of the financial position and performance of the consolidated entity.

Signed in accordance with a resolution of the directors, made pursuant to s 303(5) of the Corporations Act 2001.

On behalf of the Directors

/s/ J. S. Brinzo	/s/ R. R. Mehan

J S Brinzo Chairman	R R Mehan Managing Director

13 September 2005
Perth, Western Australia

PORTMAN LIMITED
CONSOLIDATED INCOME STATEMENT
FOR THE HALF-YEAR ENDED 30 JUNE 2005

			Consolidated Entity
			30 June	30 June
	Notes		2005	2004
			$ ’000	$ ’000

Revenue from sale of product	2	(a)	159,849	97,935
Cost of sales			(73,093)	(54,149)

Gross profit			86,756	43,786
Other revenues	2	(a)	1,483	1,244
Other income	2	(a)	684	3
Shipping and selling expenses			(15,944)	(12,310)
Marketing expenses			(510)	(495)
Administrative expenses			(11,068)	(4,186)
Finance costs	2	(b)	(1,410)	(1,301)
Other expenses	2	(b)	(1,564)	(3,341)

Profit before income tax expense			58,427	23,400
Income tax expense			(17,347)	(6,242)

Profit from continuing operations			41,080	17,158
Profit attributable to members of the parent entity			41,080	17,158

Earnings per share:
Basic (cents per share)			23.38	9.91
Diluted (cents per share)			23.38	9.79

Notes to the financial statements are included on pages 16 to 37.

PORTMAN LIMITED
CONSOLIDATED BALANCE SHEET
AS AT 30 JUNE 2005

		Consolidated Entity
		30 June	31 December
	Notes	2005	2004
		$ ’000	$ ’000

CURRENT ASSETS
Cash and cash equivalents		47,625	17,753
Trade and other receivables		19,260	18,918
Inventories		34,649	27,895
Other financial assets	6	11,061	—
Other	4	2,886	25,175

TOTAL CURRENT ASSETS		115,481	89,741

NON-CURRENT ASSETS
Trade and other receivables		1,917	2,045
Inventories		29,634	18,724
Other financial assets	6	2,426	—
Exploration and evaluation		1,580	1,045
Property, plant and equipment		172,768	154,601
Other	4	850	10,580

TOTAL NON-CURRENT ASSETS		209,175	186,995

TOTAL ASSETS		324,656	276,736

CURRENT LIABILITIES
Trade and other payables		27,711	21,881
Borrowings		3,203	2,144
Current tax payables		14,888	3,538
Provisions		684	608
Other	5	—	25,174

TOTAL CURRENT LIABILITIES		46,486	53,345

NON-CURRENT LIABILITIES
Borrowings		40,284	32,911
Deferred tax liabilities		17,404	13,586
Provisions		8,575	8,148
Other	5	—	7,692

TOTAL NON-CURRENT LIABILITIES		66,263	62,337

TOTAL LIABILITIES		112,749	115,682

NET ASSETS		211,907	161,054

EQUITY
Issued capital		105,774	105,681
Reserves		10,129	—
Retained earnings		96,004	55,373

TOTAL EQUITY		211,907	161,054

Net tangible assets per security		$1.21	$0.92

Notes to the financial statements are included on pages 16 to 37.

PORTMAN LIMITED
CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
FOR THE HALF-YEAR ENDED 30 JUNE 2005

		Consolidated Entity
		30 June	30 June
	Notes	2005	2004
		$ ’000	$ ’000

Issued Capital
Balance at beginning of period		105,681	106,028
Proceeds from exercise of share options		93	390
Payment for buyback of shares		—	(5,703)

Balance at end of period		105,774	100,715

Reserves
Hedging Reserve
Balance at beginning of period		—	—

Opening adjustment to hedge reserve for the fair value of hedges at 1 January 2005:
Fair value of hedges		27,855	—
Deferred tax on fair value of hedges		(8,022)	—

Cash flow hedges:
Gain/(loss) taken to equity		(1,293)	—
Transferred to profit or loss for the period		(12,570)	—
Income tax on items taken directly to or transferred from equity		4,159	—

Balance at end of period		10,129	—

Retained Earnings
Balance at beginning of period		55,373	38,072

Retained earnings adjustment on transition to AASB139:
Option premium expense		(641)	—
Income tax on option premium expense		192	—
Dividends paid		—	(7,029)
Profit for the period		41,080	17,158

Balance at end of period		96,004	48,201

Total change in equity for the period attributable to members of the parent entity		50,853	4,816

Net income after tax recognised directly in equity		9,704	—
Profit for the period		41,080	17,158

Total recognised income and expense for the period attributable to members of the parent entity.		50,784	17,158

Notes to the financial statements are included on pages 16 to 37.

PORTMAN LIMITED
CONSOLIDATED CASH FLOW STATEMENT
FOR THE HALF-YEAR ENDED 30 JUNE 2005

	Consolidated Entity
	30 June	30 June
	2005	2004
	$ ’000	$ ’000

CASH FLOWS FROM OPERATING ACTIVITIES
Receipts from customers	156,393	87,602
Payments to suppliers and employees	(110,658)	(77,160)
GST received	9,686	8,013
Interest received	949	1,144
Insurance proceeds received	601	—
Interest and other costs of finance paid	(1,198)	(1,105)
Income tax paid	(5,850)	(5,040)

Net Cash Flows From Operating Activities	49,923	13,454

CASH FLOWS FROM INVESTING ACTIVITIES
Payments for property, plant and equipment	(22,439)	(5,085)
Payments for mining ventures and tenements	(4,053)	(20,325)
Proceeds from sale of property, plant and equipment	130	12
Payment for foreign exchange option premiums	(1,982)	—
Proceeds from sale of listed investments	—	268
Net Cash Flows From Investing Activities	(28,344)	(25,130)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of share options	93	390
Payment for buyback of shares	—	(5,703)
Repayment of lease liabilities	(1,197)	(1,326)
Proceeds from borrowings	9,397	—
Dividends paid	—	(7,028)

Net Cash Flows From Financing Activities	8,293	(13,667)

NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	29,872	(25,343)
Cash and cash equivalents at the beginning of the half-year	17,753	44,212

CASH AND CASH EQUIVALENTS AT THE END OF THE HALF-YEAR	47,625	18,869

Notes to the financial statements are included on pages 16 to 37.

Note 1. Summary of Accounting Policies

Basis of preparation

The half-year financial report is a general purpose financial report prepared in accordance with the Corporations Act 2001 and AASB 134 ’Interim Financial Reporting’. Compliance with AASB 134 ensures compliance with International Reporting Standard IAS 34 ‘Interim Financial Reporting’. The half-year financial report does not include notes of the type normally included in an annual financial report and shall be read in conjunction with the most recent annual financial report.

The consolidated entity changed its accounting policies on 1 January 2005 to comply with A-IFRS. The transition to A-IFRS is accounted for in accordance with Accounting Standard AASB 1 ‘First-time Adoption of Australian Equivalents to International Financial Reporting Standards’, with 1 January 2004 as the date of transition. An explanation of how the transition from superseded policies to A-IFRS has affected the Consolidated Entity’s financial position, financial performance and cash flows is discussed in note 12.

The accounting policies set out below have been applied in preparing the financial statements for the half-year ended 30 June 2005, the comparative information presented in these financial statements, and in the preparation of the opening A-IFRS balance sheet at 1 January 2004 (as disclosed in note 12), the consolidated entity’s date of transition, except for the accounting policies in respect of financial instruments. The consolidated entity has not restated comparative information for financial instruments, including derivatives, as permitted under the first-time adoption transitional provisions. The accounting policies for financial instruments applicable to the comparative information are consistent with those adopted and disclosed in the lodged 2004 annual financial report. The impact of changes in these accounting policies on 1 January 2005, the date of transition for financial instruments, is discussed further in note 1 (t).

Significant accounting policies

The following significant accounting policies have been adopted in the preparation and presentation of the half-year financial report:

(a)	Borrowings

Borrowings are recorded initially at fair value, net of transaction costs. Subsequent to initial recognition, borrowings are measured at amortised cost with any difference between the initial recognised amount and the redemption value being recognised in the Income Statement over the period of the borrowing using the effective interest rate method.

(b)	Borrowing costs

Borrowing costs are expensed as incurred except for those borrowing costs that are directly attributable to the acquisition, construction or production of a qualifying asset which shall be capitalised as part of the cost of that asset.

(c)	Cash and cash equivalents

Cash and cash equivalents comprise cash on hand, cash in banks and investments in money market instruments, net of outstanding bank overdrafts.

Note 1. Summary of Accounting Policies (continued)

(d)	Derivative financial instruments

The consolidated entity enters into a variety of derivative financial instruments to manage its exposure to foreign exchange risk, including forward foreign exchange contracts, Australian Dollar call options, collars and convertible collars. Derivatives are initially recognised at fair value on the date a derivative contract is entered into and are subsequently remeasured to their fair value at each reporting date. The resulting gain or loss is recognised in the Income Statement immediately, unless the derivative is designated and effective as a hedging instrument, in which event, the timing of the recognition in the Income Statement depends on the nature of the hedge relationship. The consolidated entity designates certain derivatives as either hedges of the fair value of recognised assets or liabilities or firm commitments (fair value hedges) or as hedges of highly probable forecast transactions (cash flow hedges).

Cash Flow Hedge
The effective portion of changes in the fair value of derivatives that are designated and qualify as cash flow hedges are deferred in equity. The gain or loss relating to the ineffective portion is recognised immediately in the Income Statement. Amounts deferred in equity are recycled in the Income Statement in the periods when the hedged item is recognised in the Income Statement. However, when the forecast transaction that is hedged results in the recognition of a non-financial asset or a non-financial liability, the gains and losses previously deferred in equity are transferred from equity and included in the initial measurement of the cost of the asset or liability. Hedge accounting is discontinued when the hedging instrument expires or is sold, terminated, or exercised, or no longer qualifies for hedge accounting. At that time, any cumulative gain or loss deferred in equity remains in equity and is recognised when the forecast transaction is ultimately recognised in the Income Statement. When a forecast transaction is no longer expected to occur, the cumulative gain or loss that was deferred in equity is recognised immediately in the Income Statement.

Time value relating to call options and collars (with or without knockouts on the floors) is excluded from the hedging designation and documentation requirements and hence is recognised immediately in the Income Statement.

Derivatives that do not qualify for hedge accounting
Where derivative instruments do not qualify for hedge accounting, changes in the fair value of any derivative instruments are recognised immediately in the Income Statement.

Embedded Derivatives
Derivatives embedded in other financial instruments or other host contracts are treated as separate derivatives when their risks and characteristics are not closely related to those of host contracts and the host contracts are not measured at fair value with changes in fair value recognised in the Income Statement.

Note 1. Summary of Accounting Policies (continued)

(e)	Employee Benefits

Provision is made for benefits accruing to employees in respect of wages and salaries, annual leave and long service leave when it is probable that settlement will be required and they are capable of being measured reliably. Provisions made in respect of employee benefits expected to be settled within 12 months, are measured at their nominal values using the remuneration rate expected to apply at the time of settlement. Provisions made in respect of employee benefits which are not expected to be settled within 12 months are measured as the present value of the estimated future cash outflows to be made by the consolidated entity in respect of services provided by employees up to reporting date.

Defined contribution plans
Contributions to defined contribution superannuation plans are expensed when incurred.

(f)	Financial Assets

Investments are recognised and derecognised on trade date where purchase or sale of an investment is under a contract whose terms require delivery of the investment within the timeframe established by the market concerned, and are initially measured at fair value, net of transaction costs.

Subsequent to initial recognition investments in listed investments are measured at fair value through the Income Statement.

Other financial assets are classified into the following specified categories: financial assets ‘at fair value through profit or loss’, ‘held-to-maturity’ investments, ‘available-for-sale’ financial assets, and ‘loans and receivables’. The classification depends on the nature and purpose of the financial assets and is determined at the time of initial recognition.

Loans and receivables
Trade receivables, loans, and other receivables are recorded at amortised cost less impairment.

(g)	Financial instruments issued by the consolidated entity

Debt and equity instruments
Debt and equity instruments are classified as either liabilities or as equity in accordance with the substance of the contractual arrangement.

Transaction costs on the issue of equity instruments
Transaction costs arising on the issue of equity instruments are recognised directly in equity as a reduction of the proceeds of the equity instruments to which the costs relate. Transaction costs are the costs that are incurred directly in connection with the issue of those equity instruments and which would not have been incurred had those instruments not been issued.

Interest and dividends
Interest and dividends are classified as expenses or as distributions of profit consistent with the balance sheet classification of the related debt or equity instruments or component parts of compound instruments.

Note 1. Summary of Accounting Policies (continued)

(h)	Foreign currency

Both the functional and presentation currency of Portman Limited and its subsidiaries is Australian dollars (A$).

Foreign currency transactions
All foreign currency transactions during the financial year are brought to account using the exchange rate in effect at the date of the transaction. Foreign currency monetary items at reporting date are translated at the exchange rate existing at reporting date. Non-monetary assets and liabilities carried at fair value that are denominated in foreign currencies are translated at the rates prevailing at the date when the fair value was determined. Exchange differences are recognised in the Income Statement in the period in which they arise except that:

•	exchange differences which relate to assets under construction for future productive use are included in the cost of those assets where they are regarded as an adjustment to interest costs on foreign currency borrowings;

•	exchange differences on transactions entered into in order to hedge certain foreign currency risks (refer note 1(d)).

(i)	Goods and services tax

Revenues, expenses and assets are recognised net of the amount of goods and services tax (GST), except:

•	where the amount of GST incurred is not recoverable from the taxation authority, it is recognised as part of the cost of acquisition of an asset or as part of an item of expense; or

•	for receivables and payables which are recognised inclusive of GST.

The net amount of GST recoverable from, or payable to, the taxation authority is included as part of receivables or payables.

Cash flows are included in the cash flow statement on a gross basis. The GST component of cash flows arising from investing and financing activities which is recoverable from, or payable to, the taxation authority is classified as operating cash flows.

(j)	Impairment of assets

At each reporting date, the consolidated entity reviews the carrying amounts of its tangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where the asset does not generate cash flows that are independent from other assets, the Consolidated Entity estimates the recoverable amount of the cash-generating unit to which the asset belongs.

Recoverable amount is assessed on the higher of recoverable value and the fair value less costs to sell. In assessing recoverable value, where estimated future cash flow models are used they are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

Note 1. Summary of Accounting Policies (continued)

(j)	Impairment of assets (continued)

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognised in the Income Statement immediately. Where an impairment loss subsequently reverses, the carrying amount of the asset (cash-generating unit) is increased to the revised estimate of its recoverable amount, but only to the extent that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognised for the asset (cash-generating unit) in prior years. A reversal of an impairment loss is recognised in the Income Statement immediately.

(k)	Income tax

Current tax
Current tax is calculated by reference to the amount of income taxes payable or recoverable in respect of the taxable profit or tax loss for the period. It is calculated using tax rates and tax laws that have been enacted or substantively enacted by reporting date. Current tax for current and prior periods is recognised as a liability (or asset) to the extent that it is unpaid (or refundable).

Deferred tax
Deferred tax is accounted for using the comprehensive balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax base of those items.

In principle, deferred tax liabilities are recognised for all taxable temporary differences. Deferred tax assets are recognised to the extent that it is probable that sufficient taxable amounts will be available against which deductible temporary differences or unused tax losses and tax offsets can be utilised. However, deferred tax assets and liabilities are not recognised if the temporary differences giving rise to them arise from the initial recognition of assets and liabilities (other than as a result of a business combination) which affects neither taxable income nor accounting profit. Furthermore, a deferred tax liability is not recognised in relation to taxable temporary differences arising from goodwill.

Deferred tax liabilities are recognised for taxable temporary differences arising on investments in subsidiaries and joint ventures except where the consolidated entity is able to control the reversal of the temporary differences and it is probable that the temporary differences will not reverse in the foreseeable future. Deferred tax assets arising from deductible temporary differences associated with these investments and interests are only recognised to the extent that it is probable that there will be sufficient taxable profits against which to utilise the benefits of the temporary differences and they are expected to reverse in the foreseeable future.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the period(s) when the asset and liability giving rise to them are realised or settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by reporting date. The measurement of deferred tax liabilities and assets reflects the tax consequences that would follow from the manner in which the Consolidated Entity expects, at the reporting date, to recover or settle the carrying amount of its assets and liabilities.

Note 1. Summary of Accounting Policies (continued)

(k)	Income tax (continued)

Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and the company/consolidated entity intends to settle its current tax assets and liabilities on a net basis.

Current and deferred tax for the period
Current and deferred tax is recognised as an expense or income in the income statement, except when it relates to items credited or debited directly to equity, in which case the deferred tax is also recognised directly in equity, or where it arises from the initial accounting for a business combination, in which case it is taken into account in the determination of goodwill or excess.

Tax consolidation
The company and all its wholly-owned Australian resident entities are part of a tax-consolidated group under Australian taxation law. Portman Limited is the head entity in the tax-consolidated group. Entities within the tax-consolidated group have entered into a tax funding arrangement and a tax-sharing agreement with the head entity.

(l)	Inventories

Inventories are valued at the lower of cost and net realisable value. Costs, including an appropriate portion of fixed and variable overhead expenses, are assigned to inventory on hand by the method most appropriate to each particular class of inventory, with the majority being valued on a weighted average basis. Net realisable value represents the estimated selling price less all estimated costs of completion and costs to be incurred in marketing, selling and distribution.

(m)	Joint ventures

Jointly controlled assets and operations
Interests in jointly controlled assets and operations are reported in the financial statements by including the consolidated entity’s share of assets employed in the joint ventures, the share of liabilities incurred in relation to the joint ventures and the share of any expenses incurred in relation to the joint ventures in their respective classification categories.

(n)	Leased assets

Leases are classified as finance leases whenever the terms of the lease transfer substantially all the risks and rewards of ownership to the lessee. All other leases are classified as operating leases.

Consolidated Entity as lessee
Assets held under finance leases are initially recognised at their fair value or, if lower, at amounts equal to the present value of the minimum lease payments, each determined at the inception of the lease. The corresponding liability to the lessor is included in the balance sheet as a finance lease obligation. Lease payments are apportioned between finance charges and reduction of the lease obligation so as to achieve a constant rate of interest on the remaining balance of the liability. Finance charges are charged directly against income, unless they are directly attributable to qualifying assets, in which case they are capitalised in accordance with the consolidated entity’s general policy on borrowing costs. Finance leased assets are amortised over the estimated useful life of the asset.

Note 1. Summary of Accounting Policies (continued)

(n)	Leased assets (continued)

Operating lease payments are recognised as an expense on a straight-line basis over the lease term, except where another systematic basis is more representative of the time pattern in which economic benefits from the leased asset are consumed.

Lease incentives
In the event that lease incentives are received to enter into operating leases, such incentives are recognised as a liability. The aggregate benefits of incentives are recognised as a reduction of rental expense on a straight-line basis, except where another systematic basis is more representative of the time pattern in which economic benefits from the leased asset are consumed.

(o)	Payables

Trade payables and other accounts payable are recognised when the Consolidated Entity becomes obliged to make future payments resulting from the purchase of goods and services.

(p)	Principles of consolidation

The consolidated financial statements are prepared by combining the financial statements of all the entities that comprise the Consolidated Entity, being the company (the parent entity) and its subsidiaries as defined in Accounting Standard AASB 127 ‘Consolidated and Separate Financial Statements’. Consistent accounting policies are employed in the preparation and presentation of the consolidated financial statements. On acquisition, the assets, liabilities and contingent liabilities of a subsidiary are measured at their fair values at the date of acquisition. Any excess of the cost of acquisition over the fair values of the identifiable net assets acquired is recognised as goodwill. If, after reassessment, the fair values of the identifiable net assets acquired exceeds the cost of acquisition, the deficiency is credited to the Income Statement in the period of acquisition. The consolidated financial statements include the information and results of each subsidiary from the date on which the company obtains control and until such time as the company ceases to control such entity. In preparing the consolidated financial statements, all intercompany balances and transactions, and unrealised profits arising within the consolidated entity are eliminated in full.

(q)	Property, plant and equipment

Land, buildings, plant and equipment and mine assets
Land, buildings, plant and equipment and mine assets are stated at cost less accumulated depreciation and impairment. Cost includes expenditure that is directly attributable to the acquisition of the item. This includes the initial estimate of the costs of dismantling the item and restoring the site on which it is located, the obligation for which the Consolidated Entity incurs either when the item is acquired or as a consequence of having used the item during the particular period.

In the event that settlement of all or part of the purchase consideration is deferred, cost is determined by discounting the amounts payable in the future to their present value as at the date of acquisition.

Note 1. Summary of Accounting Policies (continued)

(q)	Property, plant and equipment (continued)

Depreciation is provided on property, plant and equipment, including freehold buildings but excluding land. Depreciation is calculated on a straight line or production output basis so as to write off the net cost or other revalued amount of each asset over its expected useful life to its estimated residual value. The estimated useful lives, residual values and depreciation method is reviewed at the end of each annual reporting period.

Major depreciation periods are as follows:

Asset Class	Basis	2005	2004
Plant and equipment	Straight Line	5 – 13 years	5 – 13 years
Plant and equipment and Mine Assets	Production Output	14 years	14 years
Motor vehicles, furniture & equipment	Straight Line	3 – 5 years	3 – 5 years

Exploration and evaluation
Costs incurred during exploration and evaluation related to an area of interest are accumulated. Costs are carried forward provided such costs are expected to be recouped through successful development, or by sale, or where exploration and evaluation activities have not at balance date reached a stage to allow a reasonable assessment regarding the existence of economically recoverable reserves. In these instances the entity must have rights of tenure to the area of interest and must be continuing to undertake exploration operations in the area.

These assets are considered for impairment on a six monthly basis, depending on the existence of impairment indicators including:

•	the period for which the Consolidated Entity has the right to explore in the specific area has expired during the period or will expire in the near future, and is not expected to be renewed;

•	substantive expenditure on further exploration for and evaluation of mineral resources in the specific area is neither budgeted nor planned;

•	exploration for and evaluation of mineral resources in the specific area have not led to the discovery of commercially viable quantities of mineral resources and the Consolidated Entity has decided to discontinue such activities in the specific area; and

•	sufficient data exists to indicate that, although a development in the specific area is likely to proceed, the carrying amount of the exploration and evaluation asset is unlikely to be recovered in full from successful development or by sale.

Costs carried forward in respect of an area of interest that is abandoned are written off in the year in which the decision to abandon is made.

Note 1. Summary of Accounting Policies (continued)

(r)	Provisions

Provisions are recognised when the Consolidated Entity has a present obligation, the future sacrifice of economic benefits is probable, and the amount of the provision can be measured reliably.

The amount recognised as a provision is the best estimate of the consideration required to settle the present obligation at reporting date, taking into account the risks and uncertainties surrounding the obligation. Where a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows.

When some or all of the economic benefits required to settle a provision are expected to be recovered from a third party, the receivable is recognised as an asset if it is virtually certain that recovery will be received and the amount of the receivable can be measured reliably.

(s)	Revenue recognition

Sale of goods

Revenue from the sale of goods is recognised when the Consolidated Entity has transferred to the buyer the significant risks and rewards of ownership of the goods.

Dividend and interest revenue
Dividend revenue is recognised on a receivable basis.

Interest revenue is recognised on a time proportionate basis that takes into account the effective yield on the financial asset.

(t)	Comparative information

The Consolidated Entity has elected not to restate comparative information for financial instruments within the scope of Accounting Standards AASB 132 “Financial Instruments: Disclosure and Presentation” and AASB 139 “Financial Instruments: Recognition and Measurement”, as permitted on the first-time adoption of A-IFRS. The effect of changes in the accounting policies for financial instruments on the balance sheet as at 1 January 2005 is shown below:

Note 1. Summary of Accounting Policies (continued)

(t)	Comparative information (continued)

	Consolidated Entity
	31 December	Effect of	1 January
	2004	adoption	2005
	$ ’000	$ ’000	$ ’000
CURRENT ASSETS
Cash and cash equivalents	17,753	—	17,753
Trade and other receivables	18,918	—	18,918
Inventories	27,895	—	27,895
Other financial assets	—	21,224	21,224
Other	25,175	(24,059)	1,116

TOTAL CURRENT ASSETS	89,741	(2,835)	86,906

NON-CURRENT ASSETS
Trade and other receivables	2,045	—	2,045
Inventories	18,724	—	18,724
Other financial assets	—	5,044	5,044
Property, plant and equipment	155,646	—	155,646
Deferred tax assets	—	—	—
Other	10,580	(7,861)	2,719

TOTAL NON-CURRENT ASSETS	186,995	(2,817)	184,178

TOTAL ASSETS	276,736	(5,652)	271,084

CURRENT LIABILITIES
Trade and other payables	21,881	—	21,881
Borrowings	2,144	—	2,144
Current tax payables	3,538	—	3,538
Provisions	608	—	608
Other liabilities	25,174	(25,174)	—

TOTAL CURRENT LIABILITIES	53,345	(25,174)	28,171

NON-CURRENT LIABILITIES
Borrowings	32,911	—	32,911
Deferred tax liabilities	13,586	7,830	21,416
Provisions	8,148	—	8,148
Other liabilities	7,692	(7,692)	—

TOTAL NON-CURRENT LIABILITIES	62,337	138	62,475

TOTAL LIABILITIES	115,682	(25,036)	90,646

NET ASSETS	161,054	19,384	180,438

EQUITY
Issued capital	105,681	—	105,681
Reserves	—	19,833	19,833
Retained earnings	55,373	(449)	54,924

TOTAL EQUITY	161,054	19,384	180,438

(t)	Comparative information (continued)

The effectiveness of hedging relationships are assessed from 1 January 2005. No adjustment has been made in relation to the ineffective portion of hedges under the superseded policies for hedges which were not considered highly effective before 1 January 2005.

The main adjustments necessary that would make the comparative financial statements comply with AASB 132 and AASB 139 are listed below:

i.	the recognition and measurement of all derivatives (including any embedded derivatives) at fair value;

ii.	the recognition in the Income Statement of the movement in the fair value of derivatives which did not qualify for hedge accounting or were not designated as hedging instruments;

iii.	the transfer of deferred hedging gains or losses recognised as assets and liabilities arising from a cash flow hedge of a forecast transaction to the hedging reserve;

iv.	the deferral in equity of the effective portion of the movement in fair value of derivatives accounted for as a cash flow hedge;

v.	the recognition in the Income Statement of the ineffective portion of the movement in fair value of hedging instruments accounted for as a cash flow hedge;

vi.	the recognition of any current or deferred taxes in relation to the adjustments described above; and

vii.	the de-recognition of other deferred hedging gains and losses recognised as assets and liabilities.

Note 2. Profit from Ordinary Activities

	30 June	30 June
	2005	2004
	$ ’000	$ ’000

The profit from ordinary activities before income tax is arrived at after:

(a) Profit from ordinary items is after crediting the following:
Sales revenue	159,849	97,935

Interest received from other corporations	1,000	977
Agency fee	483	267
Other revenues	1,483	1,244

Profit/(loss) on sale of property, plant and equipment	83	(5)
Profit/(loss) on sale of listed investments	—	8
Insurance recovery	601	—

Other income	684	3

(b) Profit from ordinary items is after charging the following expenses:
Finance costs
Interest paid / payable to other corporations	(179)	(12)
Accretion on rehabilitation provision	(212)	(196)
Finance lease charges	(1,019)	(1,093)

Total finance costs	(1,410)	(1,301)

Other expenses
Provision for write down of investment in Queensland Gas	—	(99)
Movement in fair value of time value on hedging instruments	(900)	—
Write down of inventories to net realisable value	(853)	(3,314)
Reversal of write down of inventories to net realisable value	132	—
Other	57	72

Total other expenses	(1,564)	(3,341)

(c) Other disclosures
Amortisation and Depreciation
Mine Assets	4,976	2,878
Plant and equipment	1,819	1,667
Plant and equipment under finance lease	840	1,551

Total	7,635	6,096

Note 3. Dividends

	30 June	30 June
	2005	2004
	$ ’000	$ ’000

Recognised Amounts
Dividends paid during the half-year
Fully franked dividends	—	7,028
	—	7,028

Given the capital requirements, no dividend has been declared.

Note 4. Other Assets

	30 June	31 December
	2005	2004
	$ ’000	$ ’000

Current
Prepayments	347	573
Hedge contract receivable	—	24,059
Deferred waste removal	2,539	543
Total Other Assets — Current	2,886	25,175

Non-Current
Hedge contract receivable	—	7,523
Deferred foreign exchange loss on hedge contracts	—	169
Prepaid option expense	—	169
Deferred waste removal	850	2,719

Total Other Assets – Non-Current	850	10,580

Note 5. Other Liabilities

			30 June	31 December
	Notes		2005	2004
			$ ’000	$ ’000

Current
Deferred foreign exchange gain on hedge contracts	1	(t)	—	24,059
Deferred foreign exchange gain on pre-delivery into designated hedge contracts	1	(t)	—	1,115
Total Other Liabilities — Current			—	25,174

Note 5. Other Liabilities (continued)

			30 June	31 December
	Notes		2005	2004
			$ ’000	$ ’000

Non-Current
Deferred foreign exchange gain on hedge contracts	1	(t)	—	7,523
Hedge contract payable	1	(t)	—	169
Total Other Liabilities – Non-Current			—	7,692

Note 6. Other financial assets

			30 June	31 December
	Notes		2005	2004
			$ ’000	$ ’000

Current
Fair value of foreign exchange contracts	1	(t)	11,061	—
Total Other Financial Assets – Current			11,061	—

Non-Current
Fair value of foreign exchange contracts	1	(t)	2,426	—

Total Other Financial Assets – Non-Current			2,426	—

Total Current and Non-Current			13,487	—

Foreign exchange contracts in place at the half-year end were as follows:

	USD	AUD	Fair Market Value
	June 2005	June 2005	June 2005
	$’000	$’000	$’000
Forward exchange contracts	181,000	251,958	11,772
Option contracts	48,000	61,538	1,656
Collar options	34,000	45,435	1,048
Convertible collar options	49,000	62,026	(989)

	312,000	420,957	13,487

Note 7. Contingent Liabilities

Since the last annual reporting date, there has been no change in any contingent liabilities or contingent assets other than as noted below:

1.	A claim of $491,562 which had been made against Portman by a former employee in respect of the cancellation of employee share options has now been settled.

Note 8. Subsequent Events

There has not been any matter or circumstance that has arisen since the period end that has affected or may significantly affect the operations of the consolidated entity, the results of those operations or the state of affairs of the consolidated entity in subsequent periods.

Note 9. Segment Information

(a)	Business Segment

The Consolidated Entity operates in one business segment – iron ore mining and exploration.

(b)	Geographic Segment

The Consolidated Entity operates in one geographic segment – Australia.

Note 10. Joint Venture

The Consolidated Entity has a 50% joint venture interest in the Cockatoo Iron Ore Joint Venture. The Consolidated Entity’s share of the results of this joint venture has been included in the Income Statement to 30 June 2005.

	30 June	30 June
	2005	2004
	$ ’000	$ ’000

Share of joint venture profit before tax	3,577	171

Note 11. Related Party Transactions

The following balances with related parties were outstanding at period end:

	30 June	31 December
	2005	2004
	$ ’000	$ ’000

Net amount payable to Cleveland-Cliffs Inc	135	—
Net amount receivable from Cleveland-Cliffs Australia Pty Ltd	(109)	—

Specified Director and Personally Related Entity Transactions

Services

The company retains Oakvale Capital Limited to provide treasury services including foreign exchange and cash investment policy setting, product pricing and transactional assistance. The provision of these services is on normal commercial terms. The total amount spent for the 2005 half-year on these services was $53,769. Mr George F Jones (resigned 6 April 2005) is a 10% shareholder in Oakvale Capital Limited.

Note 12.	Impacts of the adoption of Australian equivalents to International Reporting Standards

(i)	Effect of A-IFRS on the balance sheet as at 1 January 2004:

		Consolidated Entity
Effect of
Superseded				transition to
Note		policies*		A-IFRS	A-IFRS
		$	’000	$ ’000	$	’000

CURRENT ASSETS
Cash and cash equivalents			44,212	—		44,212
Trade and other receivables			7,199	—		7,199
Inventories			20,544	—		20,544
Other			46,542	—		46,542

TOTAL CURRENT ASSETS			118,497	—		118,497

NON-CURRENT ASSETS
Trade and other receivables	a		1,701	425		2,126
Inventories			16,475	—		16,475
Asset available for sale			1,247	—		1,247
Property, plant and equipment	a,b		90,710	36,660		127,370
Deferred tax assets	c		2,813	(2,813)		—
Other			11,260	—		11,260

TOTAL NON-CURRENT ASSETS			124,206	34,272		158,478

TOTAL ASSETS			242,703	34,272		276,975

CURRENT LIABILITIES
Trade and other payables			17,856	—		17,856
Borrowings	b		778	1,973		2,751
Current tax payables			2,178	—		2,178
Provisions			511	—		511
Other			49,290	—		49,290

TOTAL CURRENT LIABILITIES			70,613	1,973		72,586

NON-CURRENT LIABILITIES
Borrowings	b		—	34,993		34,993
Deferred tax liabilities	a,b,c		7,437	2,285		9,722
Provisions	a		1,766	2,446		4,212
Other			11,362	—		11,362

TOTAL NON-CURRENT LIABILITIES			20,565	39,724		60,289

TOTAL LIABILITIES			91,178	41,697		132,875

NET ASSETS			151,525	(7,425)		144,100

EQUITY
Issued capital			106,028	—		106,028
Reserves			—	—		—
Retained earnings	e		45,497	(7,425)		38,072

TOTAL EQUITY			151,525	(7,425)		144,100

* Reported financial position for the financial year ended 31 December 2003

Note 12.	Impacts of the adoption of Australian equivalents to International Reporting Standards (cont’d)

(ii)	Effect of A-IFRS on the income statement for the half-year ended 30 June 2004 and the financial year ended 31 December 2004:

		Consolidated					Consolidated
		Half-year ended					Financial year ended
		30 June 2004					31 December 2004
Effect of								Effect of
Superseded				transition to			Superseded	transition to
Note		policies*		A-IFRS	A-IFRS		policies*	A-IFRS	A-IFRS
		$	’000	$ ’000	$	’000	$ ’000	$ ’000	$	’000

Revenue from sale of product			97,935	—		97,935	195,435	—		195,435
Cost of sales	a		(53,276)	(873)		(54,149)	(111,827)	(537)		(112,364)

Gross profit			44,659	(873)		43,786	83,608	(537)		83,071
Other revenues	d		1,524	(280)		1,244	3,488	(1,169)		2,319
Other income	d		—	3		3	—	(96)		(96)
Shipping and selling expenses	b		(12,899)	589		(12,310)	(25,686)	1,502		(24,184)
Marketing expenses			(495)	—		(495)	(993)	—		(993)
Administrative expenses			(4,186)	—		(4,186)	(8,609)	—		(8,609)
Borrowing costs	a,b		(32)	(1,269)		(1,301)	(89)	(2,511)		(2,600)
Other expenses	d		(3,618)	277		(3,341)	(5,763)	1,265		(4,498)

Profit from continuing operations before income tax expense			24,953	(1,553)		23,400	45,956	(1,546)		44,410
Income tax expense	a,b,c		(7,169)	927		(6,242)	(13,203)	998		(12,205)

Profit from continuing operations			17,784	(626)		17,158	32,753	(548)		32,205

Profit attributable to members of the parent entity			17,784	(626)		17,158	32,753	(548)		32,205

* Reported financial results under previous Australian GAAP

Note 12.	Impacts of the adoption of Australian equivalents to International Reporting Standards (cont’d)

(iii) Effect of A-IFRS on the balance sheet as at 30 June 2004 and 31 December 2004:

		Consolidated 30 June 2004					Consolidated 31 December 2004
Effect of								Effect of
Superseded				transition to			Superseded	transition to
Note		policies*		A-IFRS	A-IFRS		policies*	A-IFRS	A-IFRS
		$	’000	$ ’000	$	’000	$ ’000	$ ’000	$	’000

CURRENT ASSETS
Cash and cash equivalents			18,869	—		18,869	17,753	—		17,753
Trade and other receivables			15,397	—		15,397	18,918	—		18,918
Inventories			20,167	—		20,167	27,895	—		27,895
Other financial assets			889	—		889	—	—		—
Other			16,520	—		16,520	25,175	—		25,175

TOTAL CURRENT ASSETS			71,842	—		71,842	89,741	—		89,741

NON-CURRENT ASSETS
Trade and other receivables	a		1,615	437		2,052	1,596	449		2,045
Inventories			18,484	—		18,484	18,724	—		18,724
Exploration and evaluation			2,120	—		2,120	1,045	—		1,045
Property, plant and equipment	a,b		110,964	37,630		148,594	118,299	36,302		154,601
Deferred tax assets	c		1,680	(1,680)		—	2,083	(2,083)		—
Other			6,225	—		6,225	10,580	—		10,580

TOTAL NON-CURRENT ASSETS			141,088	36,387		177,475	152,327	34,668		186,995

TOTAL ASSETS			212,930	36,387		249,317	242,068	34,668		276,736

CURRENT LIABILITIES
Trade and other payables			20,420	—		20,420	21,881	—		21,881
Borrowings	b		425	2,027		2,452	62	2,082		2,144
Current tax payables			499	—		499	3,538	—		3,538
Provisions			580	—		580	608	—		608
Other			15,714	—		15,714	25,174	—		25,174

TOTAL CURRENT LIABILITIES			37,638	2,027		39,665	51,263	2,082		53,345

NON-CURRENT LIABILITIES
Borrowings	b		—	33,966		33,966	—	32,911		32,911
Deferred tax liabilities	a,b,c		10,111	2,494		12,605	11,566	2,020		13,586
Provisions	a		1,942	5,951		7,893	2,520	5,628		8,148
Other liabilities			6,272	—		6,272	7,692	—		7,692

TOTAL NON-CURRENT LIABILITIES			18,325	42,411		60,736	21,778	40,559		62,337

TOTAL LIABILITIES			55,963	44,438		100,401	73,041	42,641		115,682

NET ASSETS			156,967	(8,051)		148,916	169,027	(7,973)		161,054

EQUITY
Issued capital			100,715	—		100,715	105,681	—		105,681
Reserves			—	—		—	—	—		—
Retained earnings	e		56,252	(8,051)		48,201	63,346	(7,973)		55,373

TOTAL EQUITY			156,967	(8,051)		148,916	169,027	(7,973)		161,054

• Reported financial results under previous Australian GAAP

Note 12.	Impacts of the adoption of Australian equivalents to International Reporting Standards (cont’d)

(iv)	Effect of A-IFRS on the cash flow statement for the financial year ended 31 December 2004

There are no material differences between the cash flow statement presented under A-IFRS and the cash flow statement presented under the superseded policies other than the reclassification of the EPA port contract from a service contract to a finance lease (refer note 12 (v) (b)).

(v)	Notes to the reconciliations of income and equity

(a)	Rehabilitation

Under the superseded policies, costs of rehabilitation work were provided for and treated as production costs. Costs were recognised prospectively over the life of mine based on production. The provision was to be applied against all rehabilitation costs, including reclamation, infrastructure removal and waste treatment.

Under A-IFRS, the costs of dismantling and removing an asset and restoring the site on which it is located is to be included as an element of asset cost with a corresponding provision being recorded. The asset and liability are initially recorded at their discounted value. The asset is then depreciated over its useful life and the provision is increased by the time value of money (accretion) up until the time of closure.

As a result of applying A-IFRS the following adjustments were recognised as at the following dates:

	Consolidated
	1 Jan 2004	30 Jun 2004	31 Dec 2004
	$’000	$’000	$’000
Non-Current Assets
Trade and other receivables	425	437	449
Property, plant & equipment	1,593	4,020	3,825

Total Non-Current Assets	2,018	4,457	4,274

Non-Current Liabilities
Provisions	2,446	5,951	5,628
Deferred tax liabilities	(128)	(449)	(407)

Total Non-Current Liabilities	2,318	5,502	5,221

NET ASSETS/(LIABILIITES)	(300)	(1,045)	(947)

EQUITY
Retained Earnings	(300)	(1,045)	(947)

TOTAL EQUITY/(DEFICIENCY)	(300)	(1,045)	(947)

The effect on consolidated profit for the half-year ended 30 June 2004 and the financial year ended 31 December 2004 was to decrease previously reported net profit after tax by $745,000 and $647,000 respectively.

Note 12.	Impacts of the adoption of Australian equivalents to International Reporting Standards (cont’d)

(b)	Finance Lease

Portman has a long term service contract with the Esperance Port Authority for the provision of services by the Port for the management of stockpiles and loading of vessels. In addition, the port built certain infrastructure facilities for the specific use of Portman and charges Portman for this capital cost plus an applicable interest charge over the life of the contract.

Under A-IFRS the infrastructure facilities built by the Esperance Port Authority for Portman are considered to be a finance lease and hence has been accounted for accordingly. The superseded policies contained no specific guidance on the treatment of service contracts such as the Esperance Port Authority and thus a finance lease was not recognised for the port assets. Instead the payments were expensed as incurred.

As a result of applying A-IFRS the following adjustments were recognised as at the following dates:

	Consolidated
	1 Jan 2004	30 Jun 2004	31 Dec 2004
	$’000	$’000	$’000
Non-Current Assets
Property, plant & equipment	35,067	33,610	32,477

Total Non-Current Assets	35,067	33,610	32,477

Current Liabilities
Borrowings	1,973	2,027	2,082

Total Current Liabilities	1,973	2,027	2,082

Non-Current Liabilities
Borrowings	34,993	33,966	32,911
Deferred tax liabilities	(570)	(715)	(755)

Total Non-Current Liabilities	34,423	33,251	32,156

NET ASSETS/(LIABILITES)	(1,329)	(1,668)	(1,761)

EQUITY
Retained Earnings	(1,329)	(1,668)	(1,761)

TOTAL EQUITY(DEFICIENCY)	(1,329)	(1,668)	(1,761)

The effect on consolidated profit for the half-year ended 30 June 2004 and the financial year ended 31 December 2004 was to decrease previously reported net profit after tax by $339,000 and $432,000 respectively.

Note 12.	Impacts of the adoption of Australian equivalents to International Reporting Standards (cont’d)

(c)	Income tax

Under superseded policies, the consolidated entity adopted tax-effect accounting principles whereby income tax expense was calculated on pre-tax accounting profits after adjustment for permanent differences. The tax-effect of timing differences, which occur when items were included or allowed for income tax purposes in a period different to that for accounting were recognised at current taxation rates as deferred tax assets and deferred tax liabilities, as applicable.

Under A-IFRS, deferred tax is determined using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and their corresponding tax bases.

As a result of applying A-IFRS the following adjustments on the deferred tax balances were recognised as at the following dates:

	Consolidated
	1 Jan 2004	30 Jun 2004	31 Dec 2004
	$’000	$’000	$’000
Rehabilitation	(128)	(449)	(407)
Finance Lease	(570)	(715)	(755)
Deferred tax not recognised under previous GAAP – Business combination	5,573	5,338	5,265
Other	223	—	—
Reclassification of deferred tax assets	(2,813)	(1,680)	(2,083)

Net increase in deferred tax liability	2,285	2,494	2,020

The effect on consolidated profit for the half-year ended 30 June 2004 and the financial year ended 31 December 2004 was to decrease previously reported income tax expense by $927,000 and $998,000 respectively.

(d)	Revenue

Under superseded policies, the Consolidated Entity recognised the gain or loss on disposal of property, plant and equipment on a gross basis by recognising the proceeds from sale as revenue, and the carrying amount of the property, plant and equipment disposed as an expense. Under A-IFRS, the gain or loss on disposal is recognised on a net basis, and is classified as income, rather than revenue. Accordingly, the gross amounts have been reclassified within the income statement for A-IFRS reporting purposes.

Note 12.	Impacts of the adoption of Australian equivalents to International Reporting Standards (cont’d)

(e)	Retained earnings

The effect of the above adjustments on retained earnings is as follows:

		Consolidated
		1 Jan 2004		30 Jun 2004		31 Dec 2004
Note		$	’000	$	’000	$	’000

Rehabilitation	a		(300)		(1,045)		(947)
Finance Lease	b		(1,329)		(1,668)		(1,761)
Deferred tax not recognised under previous GAAP – Business combination	c		(5,573)		(5,338)		(5,265)
Other	c		(223)		—		—

Total adjustment to retained earnings			(7,425)		(8,051)		(7,973)

Attributable to members of the parent entity			(7,425)		(8,051)		(7,973)

Change in retained earnings from 1 January 2004			—		(626)		(548)